Exhibit 10.6

FBBH

FIRST BANK OF BEVERLY HILLS

March 4, 2003

BY FACSIMILE AND OVERNIGHT MAIL

175 South Beverly Drive Partnership

14515 Dickens St., No. 200

Sherman Oaks, CA 91403

Attention: Richard A. Gleitman

Re:	First Bank of Beverly Hills /Extension of Lease for Premises

Located at 161-175 South Beverly Drive Partnership (“Landlord”)

Dear Richard:

Pursuant to Section 39 of that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated August 6, 1993 (“Lease”), Paragraph 63 of the Addendum to Lease dated August 6, 1993 and Landlord’s Consent to Assignment of Lease and Agreement dated June 13, 2000 (a copy of which is attached hereto for your information), the First Bank of Beverly Hills (“FBBH”) hereby exercises of the first of its two five-year extension options. Accordingly, the term of the Lease shall be extended from October 1, 2003 until September 30, 2008.

Pursuant to the Lease, the maximum rental increase for the first year of the extension option is 10% from the rent currently in effect. A 10% increase is acceptable to FBBH. Accordingly, the rent from October 1, 2003 until September 30, 2004 shall be $24,200.00 per month.

If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Joseph W. Kiley III
Joseph W. Kiley III President and CEO

FIRST BANK OF BEVERLY HILLS F.S.B

23901 Calabasas Road, Suite 1050, Calabasas, CA 91302 • Toll Free (800) 515.1616 • Fax (818) 223.9531 • www.fbbh.com

LANDLORD’S CONSENT TO ASSIGNMENT Of LEASE

AND AGREEMENT

This Landlord’s Consent To Assignment of Lease and Agreement (“Agreement”) is made as of June 13, 2000, between 175 SOUTH BEVERLY DRIVE PARTNERSHIP (herein called “Lessor”), FIDELITY FEDERAL BANK, A Federal Savings Bank (herein called “Assignor”) and FIRST BANK OF BEVERLY HILLS, a Federal Savings Bank (herein called “Assignee”).

WTTNESSETH:

WHEREAS 175 SOUTH BEVERLY DRIVE PARTNERSHIP and FIDELITY FEDERAL BANK entered into a Standard Industrial/Commercial Single-Tenant Lease-Net for those premises at 161-175 South Beverly Drive, Beverly Hills, California (the “Premises”), dated as of August 6,1993, as amended by, (i) that certain Addendum to Lease Agreement by and between Lessor and Fidelity Federal Bank; and (ii) that certain Second Addendum dated September 30,1993 by and between Lessor and Fidelity Federal Bank (collectively, the “Lease”).

WHEREAS Assignor now wishes to sell its Beverly Hills branch located at 161-175 South Beverly Drive, Beverly Hills, California to Assignee, which sale is scheduled to close on or before June 30, 2000 (the “Closing Date”) and in conjunction therewith assign its interest as the lessee under the Lease to Assignee as set forth in that certain Assignment and Assumption (“Assignment Agreement”), a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

Pursuant to Article 12 of the Lease, Lessor hereby consents to the assignment of the Lease from Assignor to Assignee, and as of the Closing Date, Lessor shall accept the Assignee as its lessee under the Lease, and consents that such assignment shall include the right to exercise the Options set forth in Paragraph 63 thereunder. Notwithstanding anything to the contrary contained herein, Assignor acknowledges and agrees that it will remain liable under the Lease during the original term and for one or both of the two five year option periods set forth in the Lease if exercised by Assignee, and that nothing contained herein shall serve to release Assignor from said obligations and liability. Nothing contained herein shall be deemed a waiver of Lessor’s right to approve any subsequent assignment or subletting.

As of the Closing Date, Assignee expressly agrees for the benefit of Lessor, to assume, perform and be bound by the terms, covenants and conditions of the Lease to be done, kept and performed by Assignor, and agrees that all other provisions of the Lease as hereby amended shall remain in full force and effect.

Assignee hereunder represents, warrants and covenants in favor of Landlord that Assignee is and shall remain a “financial institution” pursuant to Paragraph 53 of the Lease, that

Assignee shall operate the subject premises as a retail bank branch and specifically covenants to comply with the terms of Paragraphs 53 and 60 of the Lease.

Notwithstanding anything to the contrary herein or in the Lease, if Landlord declares a default under the Lease and based upon such default Landlord elects to terminate Lessee’s right to possession or otherwise pursue Assignor for damages, Landlord shall deliver a written notice to Assignor regarding same. Unless Assignee cures the described default within thirty (30) days thereafter, Assignor shall have the right within sixty (60) business days thereafter, at Assignor’s sole and absolute discretion, to resume operations on the Premises subject to the terms and conditions of the Lease. This Agreement may be executed in counterparts (with a facsimile signature deemed sufficient until delivery of the original) each of shall be deemed an original, and all of which taken together, shall be deemed one and the same instrument. IN WITNESS WHEREOF, Lessor, Assignor, and Assignee have caused this Agreement to be executed as of the day and year first above written.

175 SOUTH BEVERLY DRIVE PARTNERSHIP		FIDELITY FEDERAL BANK, A Federal Savings Bank

By:	/s/ Richard A. Gleitman	By:	/s/ James E. Stutz
Its:	Partner	Its:	President/COO

By:
Its:

FIRST BANK OF BEVERLY HILLS, a Federal Savings Bank

By:	/s/ Carl W. Raggio
Its:	EVP, Chief Banking Officer

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